Exhibit 99.1

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Carla Kneipp
Phone 713.207.6500

For Immediate Release	Page 1 of 6

CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND

FULL YEAR 2012 EARNINGS

Houston, TX – February 27, 2013 – CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $134 million, or $0.31 per diluted share, for the fourth quarter of 2012, compared to $117 million, or $0.27 per diluted share the previous year. Operating income for the fourth quarter of 2012 was $310 million dollars, compared to $274 million dollars for the same period last year.

For the year ended December 31, 2012, net income was $417 million, or $0.97 per diluted share. The results for the year include two unusual items recorded in the third quarter: (i) a $252 million non-cash goodwill impairment charge associated with the competitive energy services business, which has no tax effect, and (ii) a $136 million pre-tax ($88 million after-tax) gain associated with the acquisition of an additional 50 percent interest in a gathering and processing joint venture. Excluding the effects of these unusual items, net income would have been $581 million, or $1.35 per diluted share, for the year ended December 31, 2012.

For the year ended December 31, 2011, net income was $1.357 billion, or $3.17 per diluted share.

Net income for 2011 included $811 million, or $1.89 per diluted share, which reflects the final resolution of the appeals of the 2004 true-up order of the Texas Public Utility Commission issued in connection with the restructuring of the Texas electric industry. Excluding this amount, net income would have been $546 million, or $1.27 per diluted share, for the year ended December 31, 2011.

Operating income for the year ended December 31, 2012, was $1.038 billion, compared to $1.298 billion for the same period of 2011. Excluding the goodwill impairment charge, operating income for the year ended December 31, 2012, would have been $1.290 billion.

“CenterPoint Energy’s 2012 financial results highlight the strength of our balanced energy delivery business portfolio,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and gas utilities continue to benefit from strong service territories, timely rate recovery mechanisms and effective expense management. Our midstream and energy services businesses performed well given the current market environment of low natural gas prices and minimal geographic price differentials. We continue to look for opportunities to invest in each of our businesses where we believe we can create value for our shareholders.”

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Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $99 million for the fourth quarter of 2012, consisting of $64 million from the regulated electric transmission & distribution utility operations (TDU) and $35 million related to securitization bonds. Operating income for the fourth quarter of 2011 was $93 million, consisting of $62 million from the TDU and $31 million related to securitization bonds.

Fourth quarter operating income for the TDU benefited from continued strong customer growth and the ongoing recognition of deferred equity returns associated primarily with the company’s true-up proceeds. These increases were partially offset by higher net transmission costs.

Operating income for the year ended December 31, 2012, was $639 million, consisting of $492 million from the TDU and $147 million related to securitization bonds. Operating income for the same period of 2011 was $623 million, consisting of $496 million from the TDU and $127 million related to securitization bonds.

Operating income from the TDU declined due to a return to more normal summer weather when compared to the previous year as well as impacts from new rates implemented in September 2011. These impacts were offset by the addition of more than 44,000 metered customers, ongoing equity returns associated with true-up proceeds, higher revenues associated with right-of-way easement grants, and decreased labor and benefits costs.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $91 million for the fourth quarter of 2012, compared to $73 million for the same period of 2011. Operating income benefited from a return to more normal winter weather, rate changes, customer growth, and reduced operation and maintenance expenses, partially offset by an increase in depreciation.

Operating income for the year ended December 31, 2012, was $226 million, unchanged from the previous year, despite substantially reduced revenues from near record mild temperatures in the first quarter of 2012. Weather hedges and weather normalization rate structures, reduced operation and maintenance expenses, lower bad debt expense, the addition of more than 22,000 customers and the effect of rate changes offset these significant weather impacts.

Interstate Pipelines

The interstate pipelines segment reported operating income of $47 million for the fourth quarter of 2012, compared to $52 million for the same period of 2011. The decline was primarily due to contract expirations, reductions in ancillary services driven by lower commodity prices, and reduced off system transportation revenue due to a lack of geographic price differentials.

In addition to operating income, this segment recorded equity income of $6 million for the fourth quarter of both 2012 and 2011 from its 50 percent interest in the Southeast Supply Header (SESH).

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Operating income for the year ended December 31, 2012, was $207 million, compared to $248 million for the same period of 2011. Operating income decreased due to a backhaul contract that expired in 2011, as well as reductions in compressor efficiency on the Carthage to Perryville pipeline. In addition, the full year was also impacted by reduced off-system transportation revenues, lower seasonal and market-sensitive transportation contracts and ancillary services.

This segment also recorded equity income of $26 million for the year ended December 31, 2012, from its 50 percent interest in SESH compared to $21 million for the same period of 2011. Higher earnings resulted primarily from restructuring and extending a long-term agreement with an anchor shipper at the end of 2011.

Field Services

The field services segment reported operating income of $61 million for the fourth quarter of 2012, compared to $53 million for the same period of 2011. Operating income for the fourth quarter of 2012 benefited from the timing of revenue recognition from contracts with throughput commitments, increased gathering services and retained gas volumes and additional income from acquisitions completed during the year. This was partially offset by lower commodity prices on the sales of retained natural gas and higher depreciation expense.

Operating income for the year ended December 31, 2012, was $214 million, compared to $189 million for the same period of 2011. Operating income improved primarily from increased margins from gathering projects in the Haynesville shale, growth in gathering services and retained gas volumes, and the acquisitions completed during the year. These were partially offset by lower commodity prices on sales of retained natural gas.

Equity income from Waskom was $5 million for the year ended December 31, 2012, compared to $9 million for the same period 2011 primarily due to the classification of earnings as operating income subsequent to the acquisition of the remaining 50 percent interest in Waskom in July 2012.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $12 million for the fourth quarter of 2012, compared to $3 million for the same period of 2011. The improvement was driven primarily by the termination of uneconomic transportation contracts and an increase in retail sales customers and volumes. Fourth quarter operating income for 2012 included a loss of $1 million resulting from mark-to-market accounting for derivatives associated with forward natural gas transactions used to lock in economic margins, compared to gains of $1 million for the same period of 2011. The fourth quarter of 2011 included a $4 million write-down of natural gas inventory to the lower of average cost or market.

Operating income for the year ended December 31, 2012, was a loss of $250 million, compared to $6 million for the same period of 2011. Excluding a third quarter goodwill impairment charge, operating income for the year ended December 31, 2012, would have been $2 million. Operating income for the year ended December 31, 2012, included mark-to-market accounting charges of $16 million, compared to a gain of $8 million for the same period of 2011.

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Dividend Declaration

On January 25, 2013, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2075 per share of common stock payable on March 8, 2013, to shareholders of record as of the close of business on February 15, 2013.

Outlook for 2013

CenterPoint Energy expects earnings on a guidance basis for 2013 to be in the range of $1.22 to $1.30 per diluted share. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments. Significant variables include the impact to earnings of commodity prices, volume throughput, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended December 31, 2012. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wednesday, February 27, 2013, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

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CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and diluted EPS to the basis used in providing 2012 annual earnings guidance

	Quarter Ended December 31, 2012		Year Ended December 31, 2012
	Net Income (in millions)	EPS	Net Income (in millions)	EPS

As reported	$134	$0.31	$417	$0.97
Step Acquisition Gain, after-tax(1)	—	0.00	(88)	(0.21)
Goodwill Impairment Charge(2)	—	0.00	252	0.59

Excluding Unusual Items(1),(2)	$134	$0.31	$581	$1.35

Timing effects impacting CES(3):
Mark-to-market losses - natural gas derivative contracts	1	0.00	10	0.02

ZENS-related mark-to-market (gains) losses:
Marketable securities(4)	(12)	(0.02)	(100)	(0.23)
Indexed debt securities	(4)	(0.01)	46	0.11

Per the basis used in providing 2012 annual earnings guidance	$119	$0.28	$537	$1.25

(1)	After-tax step acquisition gain associated with the acquisition of an additional 50% interest in the Waskom gas gathering and processing joint venture
(2)	Goodwill impairment charge associated with the competitive natural gas sales and services segment
(3)	Competitive natural gas sales and services segment
(4)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $22 billion. With over 8,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2013 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in

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rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of excess pipeline capacity in the regions we serve, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions served by CenterPoint Energy; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and markets; (10) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by credit rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; and (28) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

Revenues:
Electric Transmission & Distribution	$535	$585	$2,337	$2,540
Natural Gas Distribution	793	767	2,841	2,342
Competitive Natural Gas Sales and Services	635	562	2,511	1,784
Interstate Pipelines	129	128	553	502
Field Services	107	156	412	506
Other Operations	2	2	11	11
Eliminations	(56)	(62)	(215)	(233)

Total	2,145	2,138	8,450	7,452

Expenses:
Natural gas	1,066	975	4,055	2,873
Operation and maintenance	502	510	1,835	1,874
Depreciation and amortization	209	250	886	1,050
Taxes other than income taxes	94	93	376	365
Goodwill impairment	—	—	—	252

Total	1,871	1,828	7,152	6,414

Operating Income	274	310	1,298	1,038

Other Income (Expense):
Gain on marketable securities	49	18	19	154
Gain (loss) on indexed debt securities	(30)	5	35	(71)
Interest and other finance charges	(115)	(104)	(456)	(422)
Interest on transition and system restoration bonds	(31)	(35)	(127)	(147)
Equity in earnings of unconsolidated affiliates	8	6	30	31
Return on true-up balance	—	—	352	—
Step acquisition gain	—	—	—	136
Other - net	4	10	23	38

Total	(115)	(100)	(124)	(281)

Income Before Income Taxes and Extraordinary Item	159	210	1,174	757

Income Tax Expense	42	76	404	340

Income Before Extraordinary Item	117	134	770	417

Extraordinary Item, net of tax	—	—	587	—

Net Income	$117	$134	$1,357	$417

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012

Basic Earnings Per Common Share:
Income Before Extraordinary Item	$0.27	$0.31	$1.81	$0.98
Extraordinary item, net of tax	—	—	1.38	—

Net Income	$0.27	$0.31	$3.19	$0.98

Diluted Earnings Per Common Share:
Income Before Extraordinary Item	$0.27	$0.31	$1.80	$0.97
Extraordinary item, net of tax	—	—	1.37	—

Net Income	$0.27	$0.31	$3.17	$0.97

Dividends Declared per Common Share	$0.1975	$0.2025	$0.7900	$0.8100

Weighted Average Common Shares Outstanding (000):
- Basic	425,989	427,495	425,636	427,189
- Diluted	429,096	430,102	428,724	429,794

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$62	$64	$496	$492
Transition and System Restoration Bond Companies	31	35	127	147

Total Electric Transmission & Distribution	93	99	623	639
Natural Gas Distribution	73	91	226	226
Competitive Natural Gas Sales and Services	3	12	6	(250)
Interstate Pipelines	52	47	248	207
Field Services	53	61	189	214
Other Operations	—	—	6	2

Total	$274	$310	$1,298	$1,038

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Three Months Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$439	$457	4%	$1,893	$1,949	3%
Transition and system restoration bond companies	96	128	33%	444	591	33%

Total	535	585	9%	2,337	2,540	9%

Expenses:
Operation and maintenance	253	262	(4%)	908	942	(4%)
Depreciation and amortization	72	77	(7%)	279	301	(8%)
Taxes other than income taxes	52	54	(4%)	210	214	(2%)
Transition and system restoration bond companies	65	93	(43%)	317	444	(40%)

Total	442	486	(10%)	1,714	1,901	(11%)

Operating Income	$93	$99	6%	$623	$639	3%

Operating Income:
Electric transmission and distribution operations	$62	$64	3%	$496	$492	(1%)
Transition and system restoration bond companies	31	35	13%	127	147	16%

Total Segment Operating Income	$93	$99	6%	$623	$639	3%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,173,066	5,348,146	3%	28,510,924	27,314,778	(4%)
Total	17,210,481	17,308,948	1%	80,012,853	78,593,395	(2%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	104%	110%	6%	121%	111%	(10%)
Heating degree days	96%	83%	(13%)	102%	65%	(37%)

Number of metered customers - end of period:
Residential	1,904,818	1,943,423	2%	1,904,818	1,943,423	2%
Total	2,155,710	2,199,764	2%	2,155,710	2,199,764	2%

	Natural Gas Distribution
	Three Months Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$793	$767	(3%)	$2,841	$2,342	(18%)

Expenses:
Natural gas	472	433	8%	1,675	1,196	29%
Operation and maintenance	174	167	4%	655	637	3%
Depreciation and amortization	42	44	(5%)	166	173	(4%)
Taxes other than income taxes	32	32	—	119	110	8%

Total	720	676	6%	2,615	2,116	19%

Operating Income	$73	$91	25%	$226	$226	—

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	50	50	—	172	140	(19%)
Commercial and Industrial	64	68	6%	251	243	(3%)

Total Throughput	114	118	4%	423	383	(9%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	88%	95%	7%	100%	79%	(21%)

Number of customers - end of period:
Residential	3,036,267	3,058,695	1%	3,036,267	3,058,695	1%
Commercial and Industrial	246,220	246,413	—	246,220	246,413	—

Total	3,282,487	3,305,108	1%	3,282,487	3,305,108	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Three Months Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$635	$562	(11%)	$2,511	$1,784	(29%)

Expenses:
Natural gas	620	537	13%	2,458	1,730	30%
Operation and maintenance	10	11	(10%)	41	45	(10%)
Depreciation and amortization	2	2	—	5	6	(20%)
Taxes other than income taxes	—	—	—	1	1	—
Goodwill impairment	—	—	—	—	252	—

Total	632	550	13%	2,505	2,034	19%

Operating Income (Loss)	3	12	300%	6	(250)	(4,267%)

Goodwill impairment	—	—	—	—	252	—

Operating Income, excluding goodwill impairment	$3	$12	300%	$6	$2	(67%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	151	145	(4%)	558	562	1%

Number of customers - end of period	14,267	16,330	14%	14,267	16,330	14%

	Interstate Pipelines
	Three Months Ended December 31,		% Diff	Year Ended December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$129	$128	(1%)	$553	$502	(9%)

Expenses:
Natural gas	13	21	(62%)	67	57	15%
Operation and maintenance	43	42	2%	152	153	(1%)
Depreciation and amortization	14	13	7%	54	56	(4%)
Taxes other than income taxes	7	5	29%	32	29	9%

Total	77	81	(5%)	305	295	3%

Operating Income	$52	$47	(10%)	$248	$207	(17%)

Equity in earnings of unconsolidated affiliates	$6	$6	—	$21	$26	24%

Pipelines Operating Data:
Throughput data in BCF
Transportation	371	337	(9%)	1,579	1,367	(13%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Three Months Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$107	$156	46%	$412	$506	23%

Expenses:
Natural gas	16	47	(194%)	68	122	(79%)
Operation and maintenance	29	33	(14%)	112	115	(3%)
Depreciation and amortization	9	15	(67%)	37	50	(35%)
Taxes other than income taxes	—	—	—	6	5	17%

Total	54	95	(76%)	223	292	(31%)

Operating Income	$53	$61	15%	$189	$214	13%

Equity in earnings of unconsolidated affiliates	$2	$—	0%	$9	$5	(44%)

Field Services Operating Data:
Throughput data in BCF
Gathering	237	205	(14%)	823	896	9%

	Other Operations
	Three Months Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$2	$2	—	$11	$11	—
Expenses (Income)	2	2	—	5	9	(80%)

Operating Income	$—	$—	—	$6	$2	(67%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012	2011	2012
Capital Expenditures by Segment
Electric Transmission & Distribution	$173	$182	$538	$599
Natural Gas Distribution	80	109	295	359
Competitive Natural Gas Sales and Services	1	2	5	6
Interstate Pipelines	34	51	98	132
Field Services	38	17	201	52
Other Operations	26	19	54	40

Total	$352	$380	$1,191	$1,188

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2012	2011	2012
Interest Expense Detail
Amortization of Deferred Financing Cost	$4	$7	$27	$27
Capitalization of Interest Cost	1	(3)	(4)	(9)
Transition and System Restoration Bond Interest Expense	31	35	127	147
Other Interest Expense	110	100	433	404

Total Interest Expense	$146	$139	$583	$569

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	December 31,
	2011	2012

ASSETS
Current Assets:
Cash and cash equivalents	$220	$646
Other current assets	2,117	2,228

Total current assets	2,337	2,874

Property, Plant and Equipment, net	12,402	13,597

Other Assets:
Goodwill	1,696	1,468
Regulatory assets	4,619	4,324
Other non-current assets	649	608

Total other assets	6,964	6,400

Total Assets	$21,703	$22,871

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$62	$38
Current portion of transition and system restoration bonds long-term debt	307	447
Current portion of indexed debt	131	138
Current portion of other long-term debt	46	815
Other current liabilities	2,047	2,137

Total current liabilities	2,593	3,575

Other Liabilities:
Accumulated deferred income taxes, net	3,832	4,153
Regulatory liabilities	1,039	1,093
Other non-current liabilities	1,376	1,392

Total other liabilities	6,247	6,638

Long-term Debt:
Transition and system restoration bonds	2,215	3,400
Other	6,426	4,957

Total long-term debt	8,641	8,357

Shareholders’ Equity	4,222	4,301

Total Liabilities and Shareholders’ Equity	$21,703	$22,871

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2011	2012

Cash Flows from Operating Activities:
Net income	$1,357	$417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	916	1,082
Deferred income taxes	443	328
Extraordinary item, net of tax	(587)	—
Return on true-up balance	(352)	—
Goodwill impairment	—	252
Step acquisition gain	—	(136)
Write-down of natural gas inventory	11	4
Changes in net regulatory assets	31	66
Changes in other assets and liabilities	45	(170)
Other, net	24	17

Net Cash Provided by Operating Activities	1,888	1,860

Net Cash Used in Investing Activities	(1,206)	(1,603)

Net Cash Provided by (Used in) Financing Activities	(661)	169

Net Increase in Cash and Cash Equivalents	21	426

Cash and Cash Equivalents at Beginning of Period	199	220

Cash and Cash Equivalents at End of Period	$220	$646